UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 24, 2017

EVERTEC, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico (State or other jurisdiction of incorporation or organization)	001-35872 (Commission file number)	66-0783622 (I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico (Address of principal executive offices)		00926 (Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2017, Mariana Goldvarg, President for Latin America of EVERTEC, Inc., resigned for personal reasons effective April 28, 2017 (referred to as the “Separation Date”). In connection with her departure, Ms. Goldvarg entered into a Separation Agreement and General Release, dated as of April 24, 2017 (referred to as the “Separation Agreement”), with EVERTEC Group, LLC and EVERTEC USA, LLC (collectively referred to as the “Company”).
Provided that Ms. Goldvarg does not revoke the Settlement Agreement, Ms. Goldvarg is entitled to receive a lump sum payment under it consisting of the following benefits: (i) a lump sum payment of $350,000 within 60 days after the separation date, (ii) a onetime payment equivalent to the cost of fourteen months of health plan coverage under COBRA to be paid directly to the plan administrator and credited towards the number of months eligible for COBRA, (iii) accrued but unused vacation as of the Separation Date, and (iv) the amount of any unpaid expense reimbursements. Ms. Goldvarg also received the following benefits as consideration for her execution of the Settlement Agreement: (a) waiver by the Company of the right to require reimbursement of $60,000 for Ms. Goldvarg’s company vehicle, (b) accelerated vesting of Ms. Goldvarg’s 22,866 restricted stock units (referred to as “RSUs”) granted on February 19, 2016, and (c) contingent on Ms. Goldvarg abiding by all of the terms and conditions of the Settlement Agreement, including non-compete and non-solicitation obligations, the following of Ms. Goldvarg’s RSUs remain outstanding and vest in accordance with their terms: 44,984 time-based RSUs with a vesting date of June 1, 2018; 14,407 performance-based RSUs related to relative total shareholder return granted on February 19, 2016, and 17,150 performance-based RSUs related to diluted earnings per share granted on February 19, 2016. The Company agreed under the Settlement Agreement to retain Ms. Goldvarg as a consultant for a period of six months at a monthly rate of $5,000. The Settlement Agreement contains a general release by Ms. Goldvarg of all claims against EVERTEC, Inc. and its direct and indirect subsidiaries, subject to specified exceptions under applicable law and to her rights under the Settlement Agreement. The Settlement Agreement also contains various other covenants and agreements of Ms. Goldvarg, including a covenant not to sue and non-competition obligations.
The foregoing description is qualified in its entirety by the terms and provisions of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
10.1	Separation Agreement and General Release, dated as of April 24, 2017, between EVERTEC Group, LLC, EVERTEC USA, LLC and Mariana Lischner Goldvarg

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: April 25, 2017	By:	/s/ Luis A. Rodríguez
Name: Luis A. Rodríguez
Title: Executive Vice President & General Counsel

EXHIBIT INDEX

Number	Exhibit
10.1	Separation Agreement and General Release, dated as of April 24, 2017, between EVERTEC Group, LLC, EVERTEC USA, LLC and Mariana Lischner Goldvarg